UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/10/2004

Wells Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25739

MD	58-2328421
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 10, 2004, Wells Operating Partnership, L.P. ("Wells OP"), a consolidated subsidiary of Wells Real Estate Investment Trust, Inc. (the "Registrant"), entered into a revolving credit facility (the "Credit Facility") in the maximum principal amount of $85.0 million with SouthTrust Bank, N.A. (the "Lender"). Under the terms of the Credit Facility, Wells OP may borrow an amount (the "Borrowing Base") equal to 75% of the aggregate appraised fair market value of certain lender-approved properties (the "Borrowing Base Properties"). The Credit Facility is secured by mortgages on all Borrowing Base Properties; however, only some of the mortgages are recorded in the property records. In the event Wells OP is in default under the Credit Facility, Lender may elect to record the mortgages and foreclose on the Borrowing Base Properties. As of December 10, 2004, the Borrowing Base Properties included the Frank Russell Building, the 1414 Massachusetts Avenue Building and the EastPoint Buildings. Based on the value of the current Borrowing Base Properties, the Borrowing Base is $85.0 million. Wells OP has the option to remove properties from the Borrowing Base Properties provided that Wells OP repays the amount of outstanding principal balance in excess of the new Borrowing Base. Wells OP may also add additional Borrowing Base Properties subject to the terms of the Credit Facility.

Borrowings under the Credit Facility bear interest at a variable per annum rate equal to the London Interbank Offered Rate (LIBOR) for a 30-day period plus 150 basis points. Commencing on January 10, 2005, and on the tenth day of each month thereafter until December 10, 2007 (the "Maturity Date"), Wells OP is required to pay all accrued but unpaid interest on the outstanding principal balance. On the Maturity Date, Wells OP is required to repay the entire outstanding principal balance, together with all accrued but unpaid interest. Wells OP may prepay the outstanding principal, or any part thereof, at any time without penalty.

On December 10, 2004, Lender advanced Wells OP approximately $33.5 million under the Credit Facility to partially fund Wells OP's acquisition of the 3100 Clarendon Building. As of December 15, 2004, the interest rate on the Credit Facility was approximately 3.90% per annum, and the outstanding principal balance on the Credit Facility was $33.5 million.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust, Inc.

Date: December 16, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President